As filed with the Securities and Exchange Commission on February 25, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Medline Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-1845288
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3 Lakes Drive

Northfield, Illinois 60093

(Address of Principal Executive Offices) (Zip Code)

Medline Inc. 2025 Omnibus Incentive Plan

Medline Inc. 2025 Employee Stock Purchase Plan

(Full title of the plans)

Alex Liberman

Chief Legal Officer

Medline Inc.

3 Lakes Drive

Northfield, Illinois 60093

Telephone: (847) 949-5500

(Name and address and telephone number, including area code, of agent for service)

With copies to:

Joshua Ford Bonnie

Jonathan R. Ozner

Katharine L. Thompson

Simpson Thacher & Bartlett LLP

900 G Street, N.W.

Washington, D.C. 20001

(202) 636-5500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering (i) an additional 39,613,729 shares of Class A common stock, par value $0.0001 per share (“Common Stock”), of Medline Inc. (the “Registrant”) issuable under the Medline Inc. 2025 Omnibus Incentive Plan (the “Omnibus Incentive Plan”) and (ii) an additional 8,116,713 shares of Common Stock issuable under the Medline Inc. 2025 Employee Stock Purchase Plan (the “ESPP” and, together with the Omnibus Incentive Plan, the “Plans).

These additional shares of Common Stock are additional securities of the same class as other securities for which an original registration statement (File No. 333-292176) on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on December 16, 2025 (the “Original Registration Statement”). These additional shares of Common Stock have become reserved for issuance under the Plans, including as a result of the operation of the “evergreen” provision of each Plan, which provides that the total number of shares subject to each Plan will be increased on the first day of each fiscal year pursuant to a specified formula.

Pursuant to General Instruction E to Form S-8, the contents of the Original Registration Statement are incorporated by reference into this Registration Statement, except that the provisions contained in Part II thereof are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant pursuant to the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on February 25, 2026; and

(b) The description of the Registrant’s Common Stock filed as Exhibit 4.13 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and any amendment or report filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement (except for any information deemed furnished to, rather than filed with, the Commission) and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following exhibits are filed or incorporated by reference as part of this Registration Statement:

Exhibit Number	Description of Document

4.1	Amended and Restated Certificate of Incorporation of Medline Inc. (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 22, 2025).

4.2	Amended and Restated Bylaws of Medline Inc. (incorporated by reference to Exhibit 3.2 filed with the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 22, 2025).

4.3	Medline Inc. 2025 Omnibus Incentive Plan (incorporated by reference to Exhibit 4.3 filed with the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 16, 2025).

4.4	Medline Inc. 2025 Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.4 filed with the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 16, 2025).

5.1*	Opinion of Simpson Thacher & Bartlett LLP.

23.1*	Consent of Ernst & Young LLP as to Medline Inc.

23.2*	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).

24.1*	Power of Attorney (included in the signature pages to this Registration Statement).

107*	Filing Fee Table.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northfield, Illinois, on the 25th day of February, 2026.

MEDLINE INC.

By:	/s/ James M. Boyle
	Name:	James M. Boyle
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933 hereby constitute and appoint James M. Boyle, Michael B. Drazin, and Alex M. Liberman, and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments or supplements to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and powers of attorney have been signed by the following persons in the capacities indicated on the 25th day of February, 2026.

Signature	Title

/s/ James M. Boyle James M. Boyle	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Michael B. Drazin Michael B. Drazin	Chief Financial Officer (Principal Financial Officer)

/s/ Jessi L. Corcoran Jessi L. Corcoran	Chief Accounting Officer (Principal Accounting Officer)

/s/ Charles N. Mills Charles N. Mills	Chair of the Board of Directors

/s/ Joseph P. Baratta Joseph P. Baratta	Director

/s/ Jacob D. Best Jacob D. Best	Director

/s/ Todd M. Bluedorn Todd M. Bluedorn	Director

/s/ Richard A. Galanti Richard A. Galanti	Director

/s/ Patrick J. Healy Patrick J. Healy	Director

/s/ Andrew J. Mills Andrew J. Mills	Director

/s/ Robert R. Schmidt Robert R. Schmidt	Director

/s/ Anushka M. Sunder Anushka M. Sunder	Director

/s/ Thomas W. Sweet Thomas W. Sweet	Director

/s/ Stephen H. Wise Stephen H. Wise	Director